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                                   EXHIBIT 11

                 STATEMENT RE-COMPUTATION OF PER SHARE EARNINGS
                  (Dollars in thousands, except per share data)

                                            Three Months Ended
                                                 June 30,
                                           1997             1996
                                       -----------      ------------
                                       (Unaudited)      (Unaudited)

PRIMARY EARNINGS PER SHARE:

Weighted average shares outstanding        17,124           17,139
                                         =========        =========

Income from continuing operations        $    991          $   218
Loss from discontinued operations              -          (  1,613)
                                         ---------        ---------
        Net income (loss)                $    991         ($ 1,395)
                                         =========        =========

Income per share from continuing
   operations                            $   0.06          $  0.01
Loss per share from discontinued
   operations                                 -           (   0.09)
                                         ---------        ---------
          Net income (loss) per share    $   0.06         ($  0.08)
                                         =========        =========


FULLY-DILUTED EARNINGS PER SHARE:

Weighted average shares outstanding        17,124           17,139
Convertible notes                           3,235            3,235
                                         ---------        ---------
          Total shares                     20,359           20,374
                                         =========        =========

Income from continuing operations<F1>    $  1,505          $   746
Loss from discontinued operations              -          (  1,613)
                                         ---------        ---------
          Net income (loss)              $  1,505         ($   867)
                                         =========        =========

Income per share from continuing
   operations                            $   0.06          $  0.01
Loss per share from discontinued
   operations                                 -           (   0.09)
                                         ---------        ---------
          Net income (loss) per share    $   0.06<F2>     ($  0.08)<F2>


<F1>  Adjusted for interest on convertible debt
<F2>  Anti-dilutive; use primary earnings per share

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